Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-191905 and 333-201141) of Constellium N.V. of our reports dated March 15, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 20-F.

/s/ Olivier Lotz

Olivier Lotz

Partner

PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France

April 18, 2016